UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 1, 2018
Date of report (Date of earliest event reported)

GREENLIGHT CAPITAL RE, LTD.
(Exact name of registrant as specified in charter)

Cayman Islands (State or other jurisdiction of incorporation)	001-33493 (Commission file number)	N/A (IRS employer identification no.)

65 Market Street, Suite 1207, Jasmine Court, Camana Bay, P.O. Box 31110 Grand Cayman, Cayman Islands (Address of principal executive offices)		KY1-1205 (Zip code)

(345) 943-4573
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated Exempted Limited Partnership Agreement

On September 1, 2018, Greenlight Capital Re, Ltd. (“Greenlight Capital Re”) entered into the Amended and Restated Exempted Limited Partnership Agreement (the “Limited Partnership Agreement”) of Solasglas Investments, LP (the “Partnership”), with DME Advisors II, LLC (“DME II LLC”), as General Partner, Greenlight Reinsurance, Ltd. (“Greenlight Re”), Greenlight Reinsurance Ireland, Designated Activity Company (“GRIL”) and the initial limited partner (each, a “Partner’).

The Limited Partnership Agreement is intended to replace the Third Amended and Restated Agreement (the “JV Agreement”) by and among Greenlight Re, GRIL, Greenlight Capital Re, DME Advisors, LLC (“DME LLC”) and DME Advisors, LP (“DME”) dated as of January 1, 2017. Pursuant to the Termination Agreement (as described below) and the Limited Partnership Agreement, assets that are or would have been invested pursuant to the JV Agreement will be assigned and/or transferred to the Partnership. Pursuant to the Limited Partnership Agreement, each of Greenlight Capital Re, Greenlight Re and GRIL shall use its commercially reasonable efforts to cause substantially all of its investable assets to be contributed to the Partnership, other than strategic equity ownership interests and any assets reasonably necessary to operate its respective business and in certain other limited circumstances.

The provisions relating to fees, investment guidelines, liquidity and redemption rights are substantially the same under the Limited Partnership Agreement compared to those under the JV Agreement.

Subject to the terms and conditions of the Limited Partnership Agreement, including without limitation Greenlight Re’s investment guidelines and GRIL’s investment guidelines (each described below), DME II LLC, as the General Partner, has complete and exclusive power and responsibility, to the fullest extent permitted by the Exempted Limited Partnership Law (as amended) of the Cayman Islands, (i) for all investment and investment management decisions to be undertaken on behalf of the Partnership and (ii) for managing and administering the affairs of the Partnership. Capitalized terms in the description below have the meanings provided in the Limited Partnership Agreement.

As of the date hereof, Greenlight Re’s investment guidelines, which may be amended by the board of directors of Greenlight Re at any time, are as follows:

•
Composition of Investments: At least 80% of the assets in its Investment Portfolio (as defined in the Limited Partnership Agreement) will be held in debt or equity securities (including swaps) of publicly traded companies (or their subsidiaries) and governments of the Organization of Economic Co-operation and Development high income countries, cash, cash equivalents and gold. No more than 10% of the assets in its Investment Portfolio will be held in private equity securities.

•
Concentration of Investments: Other than cash, cash equivalents and United States government obligations and gold, no single investment in its Investment Portfolio will constitute more than 20% of the Investment Portfolio.

•
Liquidity: Assets will be invested in such fashion that Greenlight Re has a reasonable expectation that it can meet any of its liabilities as they become due. Greenlight Re will review with the Investment Advisor the liquidity of the portfolio on a periodic basis.

•
Monitoring: Greenlight Re will require the Investment Advisor to re-evaluate each position in its Investment Portfolio and to monitor changes in intrinsic value and trading value and provide monthly reports on its Investment Portfolio to Greenlight Re as Greenlight Re may reasonably determine.

•
Leverage: Greenlight Re’s Investment Portfolio may not employ greater than 15% indebtedness for borrowed money, including net margin balances, for extended time periods. The Investment Advisor may employ, in the normal course of business, up to 30% indebtedness for periods of less than 30 days.

•
Currency hedging activities are excluded from leverage calculations: Where the Investment Advisor enters into a secondary investment with the primary purpose of reducing the risk of another existing investment then the investment advisor may exclude the secondary investment from the calculation of leverage provided that the Investment Advisor receives approval from Greenlight Re’s Chief Financial Officer. Such authority is limited such that no more than 10% of indebtedness may be excluded from leverage calculations for such secondary investments.

As of the date hereof, GRIL’s investment guidelines, which may be amended by the board of directors of GRIL at any time, are as follows:

•
Composition of Investments: At least 80% of the assets in its Investment Portfolio (as defined in the Limited Partnership Agreement) will be held in debt or equity securities (including swaps) of publicly traded companies (or their subsidiaries) and governments of the Organization of Economic Co-operation and Development high income countries, cash, cash equivalents and gold. No more than 10% of the assets in its Investment Portfolio will be held in private equity securities.

•
Concentration of Investments: Other than cash or cash equivalents and United States government obligations, (1) no single investment in its Investment Portfolio will constitute more than 10% of its Investment Portfolio, (2) the 10 largest investments shall not constitute greater than 50% of its total Investment Portfolio, and (3) its Investment Portfolio shall at all times be comprised of a minimum of 50 debt or equity securities of publicly traded companies (or their subsidiaries).

•
Liquidity: Assets will be invested in such fashion that GRIL has a reasonable expectation that it can meet any of its liabilities as they become due. GRIL will review with the Investment Advisor the liquidity of the portfolio on a periodic basis.

•
Monitoring: GRIL will require the Investment Advisor to re-evaluate each position in its Investment Portfolio and to monitor changes in intrinsic value and trading value and provide monthly reports on its Investment Portfolio to GRIL as GRIL may reasonably determine.

•	Credit default swaps: The sale of credit default swaps is prohibited.

•
Leverage: GRIL’s Investment Portfolio may not employ greater than 5% indebtedness for borrowed money, including net margin balances, for extended time periods. The Investment Advisor may use, in the normal course of business, an aggregate of up to 20% net margin leverage for periods of less than 30 days.

Under the Limited Partnership Agreement, subject to certain limitations, Greenlight Re and GRIL each has the right to withdraw all or a part of its capital account as of the close of business on any business day. In addition, each may withdraw from the Partnership for cause upon the occurrence of certain events specified in the Limited Partnership Agreement on three business days’ notice. The term of the Partnership shall continue until the occurrence of certain events described in the Limited Partnership Agreement.

Pursuant to the Limited Partnership Agreement, the Partnership will pay DME a monthly management fee equal to 0.125% (an annual rate of 1.5%) of each limited partner’s Investment Portfolio in connection with DME’s services as the investment advisor for the Partnership under the Investment Advisory Agreement (as described below). In addition, the Partnership will reimburse DME for certain expenses incurred by DME in connection with the Investment Advisory Agreement. The Limited Partnership Agreement includes provisions limiting liability of DME II LLC, DME and their affiliates to specified circumstances and providing for indemnification by the Partnership for certain losses suffered by DME II LLC, DME or their affiliates. In addition, DME II LLC will receive a performance allocation equal to (a) 10% of the portion of the Positive Performance Change for each limited partner’s capital account that is less than or equal to the positive balance in such limited partner’s Carryforward Account, plus (b) 20% of the portion of the Positive Performance Change for each limited partner’s capital account that exceeds the positive balance in such limited partner’s Carryforward Account. The performance allocation will be calculated at the end of each Performance Period (generally representing each fiscal year) of the Partnership in the manner described above.

A copy of the Limited Partnership Agreement is furnished herewith as Exhibit 10.1 and incorporated by reference herein. The foregoing description of the Limited Partnership Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document.

Investment Advisory Agreement

On September 1, 2018, the Partnership entered into an investment advisory agreement (the “Investment Advisory Agreement”) with DME, pursuant to which DME will provide certain discretionary investment advisory services relating to the assets and liabilities of the Partnership.

The Investment Advisory Agreement provides that DME shall be entitled to a management fee and reimbursement of expenses as provided in the Limited Partnership Agreement and provides that DME and DME II LLC shall be indemnified and exculpated as provided in the Limited Partnership Agreement.

The Investment Advisory Agreement has an initial term ending on August 31, 2023, subject to automatic extension for successive three-year terms unless either party notifies the other that it wishes to terminate the Investment Advisory Agreement at least 90 days prior to the end of the then current term. The Investment Advisory Agreement will also terminate upon termination of the Limited Partnership Agreement.

A copy of the Investment Advisory Agreement is furnished herewith as Exhibit 10.2 and incorporated by reference herein. The foregoing description of the Investment Advisory Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document.

Participation Agreement

In connection with the Limited Partnership Agreement, Greenlight Re, GRIL, DME II LLC and the Partnership entered into a Participation Agreement (the “Participation Agreement”) dated as of September 1, 2018. Pursuant to the Participation Agreement, each of Greenlight Re and GRIL made customary representations and warranties and, together with DME II LLC, granted and conveyed to the Partnership, as of the date thereof, a participation interest in its respective share of the assets of the JV Agreement. Further, each party agreed that the Partnership shall participate in the principal amount, interest, proceeds, collateral requirements, and all other rights, privileges and obligations in connection with its beneficial interest in the JV Agreement as provided in the Limited Partnership Agreement.

A copy of the Participation Agreement is furnished herewith as Exhibit 10.3 and incorporated by reference herein. The foregoing description of the Participation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such documents.

Item 1.02 Termination of a Material Definitive Agreement.

Termination of Joint Venture and Investment Management Agreements

On September 1, 2018, Greenlight Re, GRIL, Greenlight Capital Re, DME LLC and DME entered into a the Termination Agreement to terminate the JV Agreement. Pursuant to the Termination Agreement and the Limited Partnership Agreement, the assets that are the subject of the JV Agreement will be assigned and/or transferred to the Partnership and the JV Agreement shall terminate. In accordance with the Termination Agreement, the JV Agreement will terminate on the earlier of January 2, 2019 and the date on which all such assets are assigned and/or transferred to the Partnership. Pursuant to the Termination Agreement, among other things, the parties thereto agree and acknowledge that, commencing on September 1, 2018, any investments to be made on behalf of Greenlight Re or GRIL shall be made pursuant to the Limited Partnership Agreement and not through the JV Agreement.

A copy of the Termination Agreement is attached as Exhibit 10.4 and incorporated by reference herein. The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Exhibit Description

10.1
Amended and Restated Exempted Limited Partnership Agreement of Solasglas Investments, LP, between DME Advisors II, LLC, as General Partner, Greenlight Reinsurance, Ltd., Greenlight Reinsurance Ireland, Designated Activity Company, Greenlight Capital Re, Ltd. and the initial limited partner, dated as of September 1, 2018.

10.2	Investment Advisory Agreement among DME Advisors, LP, and Solasglas Investments, LP, dated as of September 1, 2018.

10.3
Participation Agreement among Greenlight Reinsurance, Ltd., Greenlight Reinsurance Ireland, Designated Activity Company, DME Advisors II, LLC and Solasglas Investments, LP, dated as of September 1, 2018.

10.4
Termination Agreement among Greenlight Reinsurance, Ltd., Greenlight Reinsurance Ireland, Designated Activity Company, Greenlight Capital Re, Ltd., DME Advisors, LLC and DME Advisors, LP, dated as of September 1, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREENLIGHT CAPITAL RE, LTD.
(Registrant)

By:  /s/ Tim Courtis
Name: Tim Courtis
Title: Chief Financial Officer
Date: September 4, 2018